EXHIBIT 99.1

ServisFirst Bancshares, Inc. Announces Results For Second Quarter of 2021

BIRMINGHAM, Ala., July 19, 2021 (GLOBE NEWSWIRE) -- ServisFirst Bancshares, Inc. (NYSE: SFBS), today announced earnings and operating results for the quarter ended June 30, 2021.

Second Quarter 2021 Highlights:

  Total loans grew $144.7 million during the quarter, while loans, excluding the impact of Paycheck Protection Program (“PPP”) loan activity, grew $517.3 million, or 28% annualized, during the quarter
  Diluted earnings per share were $0.92 for the second quarter, an increase of 23% over the second quarter of 2020
  Deposits grew from $9.34 billion to $10.96 billion year-over-year, or 17%, and grew $381 million, or 14% annualized, on a linked-quarter basis
  Book value per share increased to $19.80, a 17% increase year-over-year
  Liquidity reached new record levels, with approximately $3.0 billion on deposit at the Federal Reserve Bank
  We transferred the listing of our common stock to the New York Stock Exchange (NYSE) during the quarter

Tom Broughton, Chairman, President and CEO, said, “Strong loan growth and a continued robust loan pipeline are evidence that we are well positioned to meet the financial needs of our customers and prospects as they return to a more normal operating environment.”

Bud Foshee, CFO, said, “Our credit quality and low expense structure has weathered the pandemic and we remain optimistic about the future.”

FINANCIAL SUMMARY (UNAUDITED)
(in Thousands except share and per share amounts)

	Period Ending June 30, 2021	Period Ending March 31, 2021	% Change From Period Ending March 31, 2021 to Period Ending June 30, 2021	Period Ending June 30, 2020	% Change From Period Ending June 30, 2020 to Period Ending June 30, 2021
QUARTERLY OPERATING RESULTS
Net Income	$50,027	$51,455	(3)%	$40,448	24%
Net Income Available to Common Stockholders	$49,996	$51,455	(3)%	$40,417	24%
Diluted Earnings Per Share	$0.92	$0.95	(3)%	$0.75	23%
Return on Average Assets	1.56%	1.72%		1.55%
Return on Average Common Stockholders' Equity	18.98%	19.83%		18.40%
Average Diluted Shares Outstanding	54,460,230	54,381,991		54,194,506

YEAR-TO-DATE OPERATING RESULTS
Net Income	$101,482			$75,226	35%
Net Income Available to Common Stockholders	$101,451			$75,195	35%
Diluted Earnings Per Share	$1.86			$1.39	34%
Return on Average Assets	1.63%			1.54%
Return on Average Common Stockholders' Equity	19.73%			17.31%
Average Diluted Shares Outstanding	54,421,327			54,180,960

BALANCE SHEET
Total Assets	$13,207,319	$12,647,374	4%	$11,012,195	20%
Loans	8,649,694	8,504,980	2%	8,315,375	4%
Non-interest-bearing Demand Deposits	3,296,429	3,044,611	8%	2,678,893	23%
Total Deposits	10,958,236	10,577,610	4%	9,342,918	17%
Stockholders' Equity	1,073,284	1,030,485	4%	914,588	17%

DETAILED FINANCIALS

ServisFirst Bancshares, Inc. reported net income and net income available to common stockholders of $50.0 million for the quarter ended June 30, 2021, compared to net income and net income available to common stockholders of $40.4 million for the same quarter in 2020. Basic and diluted earnings per common share were $0.92 for the second quarter of 2021, compared to $0.75, for the second quarter of 2020.

Annualized return on average assets was 1.56% and annualized return on average common stockholders’ equity was 18.98% for the second quarter of 2021, compared to 1.55% and 18.40%, respectively, for the second quarter of 2020.

Net interest income was $94.7 million for the second quarter of 2021, compared to $92.4 million for the first quarter of 2021 and $83.2 million for the second quarter of 2020. The net interest margin in the second quarter of 2021 was 3.06% compared to 3.20% in the first quarter of 2021 and 3.32% in the second quarter of 2020. Accretion of net fees on PPP loans of $8.0 million during the second quarter of 2021 contributed 37 basis points of the loan yield, compared to $9.1 million of PPP loan fee accretion during the first quarter of 2021, or 43 basis points of the loan yield.

Average loans for the second quarter of 2021 were $8.64 billion, an increase of $132.4 million, or 6% annualized, with average loans of $8.51 billion for the first quarter of 2021, and an increase of $311.3 million, or 4%, with average loans of $8.33 billion for the second quarter of 2020. Origination of round-two PPP loans during the second quarter of 2021 totaled $28.0 million while forgiveness of round-one PPP loans during the second quarter of 2021 totaled $400.6 million.

Average total deposits for the second quarter of 2021 were $10.73 billion, an increase of $554.8 million, or 22% annualized, with average total deposits of $10.18 billion for the first quarter of 2021, and an increase of $1.86 billion, or 21%, with average total deposits of $8.87 billion for the second quarter of 2020.

Non-performing assets to total assets were 0.15% for the second quarter of 2021, a decrease of one basis point compared to 0.16% for the first quarter of 2021 and a decrease of 11 basis points compared to 0.26% for the second quarter of 2020.   Annualized net recoveries to average loans were 0.01% for the second quarter of 2021, compared to annualized net charge-offs of 0.02% and 0.20% for the first quarter of 2021 and second quarter of 2020, respectively. The allowance for credit losses for the quarters ending June 30, 2021, March 31, 2021 and December 31, 2020 were calculated under the CECL methodology and as a percentage of total loans were 1.21%, 1.12% and 1.04%, respectively. Other quarter-end periods presented for the allowance for loan losses were not restated for CECL adoption and were calculated under the incurred loss methodology. The allowance for loan losses as a percentage of total loans was 1.10% at June 30, 2020. Excluding PPP loans, for all periods discussed, the allowance for credit losses as a percentage of total loans under the CECL methodology at June 30, 2021 and March 31, 2021 was 1.30% and 1.26%, respectively, compared to 1.26% at June 30, 2020, under the incurred loss model. We recorded a $9.7 million provision for credit losses in the second quarter of 2021 compared to $7.5 million in the first quarter of 2021 and $10.3 million in the second quarter of 2020. The $2.2 million linked-quarter increase in provision for credit losses is primarily due to loan growth and qualitative factors reflecting economic uncertainty related to the termination of the PPP.

Non-interest income for the second quarter of 2021 increased $2.6 million, or 37%, to $9.6 million from $7.0 million in the second quarter of 2020. Mortgage banking revenue increased $592,000, or 28%, to $2.7 million from the second quarter of 2020 to the second quarter of 2021. Margin pricing on mortgage loans was increased in the third quarter of 2020, increasing the per-loan revenue by approximately 18%. Net credit card revenue increased $514,000, or 37%, to $1.9 million during the second quarter of 2021, compared to $1.4 million during the second quarter of 2020. The number of credit card accounts increased approximately 36% and the aggregate amount of spend on all credit card accounts increased 47% during the second quarter of 2021 compared to the second quarter of 2020. Cash surrender value of life insurance increased $219,000, or 15%, to $1.7 million during the second quarter of 2021, compared to $1.5 million during the second quarter of 2020. Other income for the second quarter of 2021 increased $536,000, or 222%, to $777,000 from $241,000 in the second quarter of 2020. We wrote down the value of our interest rate cap by $252,000 during the second quarter of 2020 through other income. Merchant service revenue increased from $134,000 during the second quarter of 2020 to $289,000, or 15%, during the second quarter of 2021.

Non-interest expense for the second quarter of 2021 increased $2.5 million, or 9%, to $31.3 million from $28.8 million in the second quarter of 2020, and increased $2.4 million, or 8%, on a linked quarter basis. Salary and benefit expense for the second quarter of 2021 increased $1.1 million, or 7%, to $16.9 million from $15.8 million in the second quarter of 2020, and increased $1.3 million, or 9%, on a linked quarter basis. Salary expense alone only increased by $326,000 during the second quarter of 2021 compared to the second quarter of 2020. Higher loan origination cost deferrals during the second quarter of 2020 related to origination of round-one PPP loans decreased salary and benefits expenses below what they would have otherwise been during that quarter. The number of FTE employees increased by 35 to 527 at June 30, 2021 compared to 492 at June 30, 2020, and increased by 36 from the end of the first quarter of 2021. Equipment and occupancy expense increased $410,000, or 17%, to $2.8 million in the second quarter of 2021, from $2.4 million in the second quarter of 2020, and increased $190,000 on a linked-quarter basis. Third party processing and other services expense increased $324,000, or 9%, to $3.9 million in the second quarter of 2021, from $3.6 million in the second quarter of 2020 and increased $530,000 on a linked-quarter basis. FDIC and other regulatory assessments increased $830,000 to $1.4 million in the second quarter of 2021, from $595,000 in the second quarter of 2020, and decreased $157,000, or 10%, on a linked quarter basis. Lower asset growth during the second quarter of 2020 resulted in us adjusting our accrual for assessments in that quarter. Expenses associated with other real estate owned decreased $763,000 to $540,000 in the second quarter of 2021, from $1.3 million in the second quarter of 2020, and increased $383,000 on a linked quarter basis. The second quarter 2020 amount included write-downs in value of two foreclosed properties in our Birmingham region. The linked-quarter increase was due to the write-down of one property in our Nashville region during the second quarter of 2021. Other operating expenses for the second quarter of 2021 increased $581,000, or 15%, to $4.6 million from $4.0 million in the second quarter of 2020, and decreased $79,000 on a linked-quarter basis. We increased our reserve for credit losses on unfunded loan commitments by $500,000 in the second quarter of 2021 with a charge to other operating expenses. The efficiency ratio was 30.03% during the second quarter of 2021 compared to 31.92% during the second quarter of 2020 and compared to 28.68% during the first quarter of 2021.

Income tax expense increased $2.6 million, or 24%, to $13.3 million in the second quarter of 2021, compared to $10.7 million in the second quarter of 2020. Our effective tax rate was 20.97% for the second quarter of 2021 compared to 20.95% for the second quarter of 2020. We recognized a reduction in provision for income taxes resulting from excess tax benefits from the exercise and vesting of stock options and restricted stock during the second quarters of 2021 and 2020 of $724,000 and $136,000, respectively.

GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures, including tangible common stockholders’ equity, total tangible assets, tangible book value per share and tangible common equity to total tangible assets, each of which excludes goodwill and core deposit intangibles associated with our acquisition of Metro Bancshares, Inc. in January 2015.  We also include total loans excluding PPP loans. We believe these non-GAAP financial measures provide useful information to management and investors that is supplementary to our financial condition, results of operations and cash flows computed in accordance with GAAP; however, we acknowledge that these non-GAAP financial measures have a number of limitations.  As such, you should not view these disclosures as a substitute for results determined in accordance with GAAP, and they are not necessarily comparable to non-GAAP financial measures that other companies, including those in our industry, use.  The following reconciliation table provides a more detailed analysis of the non-GAAP financial measures as of and for the comparative periods presented in this press release.  Dollars are in thousands, except share and per share data.

	At June 30, 2021	At March 31, 2021	At December 31, 2020	At September 30, 2020	At June 30, 2020

Book value per share - GAAP	$19.80	$19.03	$18.41	$17.61	$16.98
Total common stockholders' equity - GAAP	1,073,284	1,030,485	992,852	949,589	914,588
Adjustments:
Adjusted for goodwill and core deposit intangible asset	13,773	13,841	13,908	13,976	14,043
Tangible common stockholders' equity - non-GAAP	$1,059,511	$1,016,644	$978,944	$935,613	$900,545
Tangible book value per share - non-GAAP	$19.55	$18.78	$18.15	$17.35	$16.72

Stockholders' equity to total assets - GAAP	8.13%	8.15%	8.32%	8.33%	8.31%
Total assets - GAAP	$13,207,319	$12,647,374	$11,932,654	$11,394,874	$11,012,195
Adjustments:
Adjusted for goodwill and core deposit intangible asset	13,773	13,841	13,908	13,976	14,043
Total tangible assets - non-GAAP	$13,193,546	$12,633,533	$11,918,746	$11,380,898	$10,998,152
Tangible common equity to total tangible assets - non-GAAP	8.03%	8.05%	8.21%	8.22%	8.19%

Total loans - GAAP	$8,649,694	$8,504,980
Adjustments:
Adjusted to exclude PPP loans	595,017	967,641
Loans, excluding PPP loans - non-GAAP	$8,054,677	$7,537,339

About ServisFirst Bancshares, Inc.

ServisFirst Bancshares, Inc. is a bank holding company based in Birmingham, Alabama. Through its subsidiary ServisFirst Bank, ServisFirst Bancshares, Inc. provides business and personal financial services from locations in Birmingham, Huntsville, Mobile, Montgomery and Dothan, Alabama, Northwest Florida, West Central Florida, Nashville, Tennessee, Atlanta, Georgia, and Charleston, South Carolina.

ServisFirst Bancshares, Inc. files periodic reports with the U.S. Securities and Exchange Commission (SEC). Copies of its filings may be obtained through the SEC’s website at www.sec.gov or at www.servisfirstbancshares.com.

Statements in this press release that are not historical facts, including, but not limited to, statements concerning future operations, results or performance, are hereby identified as "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. The words "believe," "expect," "anticipate," "project," “plan,” “intend,” “will,” “could,” “would,” “might” and similar expressions often signify forward-looking statements. Such statements involve inherent risks and uncertainties. ServisFirst Bancshares, Inc. cautions that such forward-looking statements, wherever they occur in this press release or in other statements attributable to ServisFirst Bancshares, Inc., are necessarily estimates reflecting the judgment of ServisFirst Bancshares, Inc.’s senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Such forward-looking statements should, therefore, be considered in light of various factors that could affect the accuracy of such forward-looking statements, including, but not limited to: the global health and economic crisis precipitated by the COVID-19 outbreak; general economic conditions, especially in the credit markets and in the Southeast; the performance of the capital markets; changes in interest rates, yield curves and interest rate spread relationships; changes in accounting and tax principles, policies or guidelines; changes in legislation or regulatory requirements; changes in our loan portfolio and the deposit base; economic crisis and associated credit issues in industries most impacted by the COVID-19 outbreak, including but not limited to, the restaurant, hospitality and retail sectors; possible changes in laws and regulations and governmental monetary and fiscal policies, including, but not limited to, economic stimulus initiatives; the cost and other effects of legal and administrative cases and similar contingencies; possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans and the value of collateral; the effect of natural disasters, such as hurricanes and tornados, in our geographic markets; and increased competition from both banks and non-bank financial institutions. The foregoing list of factors is not exhaustive. For discussion of these and other risks that may cause actual results to differ from expectations, please refer to “Cautionary Note Regarding Forward-looking Statements” and “Risk Factors” in our most recent Annual Report on Form 10-K, in our Quarterly Reports on Form 10-Q for fiscal year 2021, and our other SEC filings. If one or more of the factors affecting our forward-looking information and statements proves incorrect, then our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements contained herein. Accordingly, you should not place undue reliance on any forward-looking statements, which speak only as of the date made. ServisFirst Bancshares, Inc. assumes no obligation to update or revise any forward-looking statements that are made from time to time.

More information about ServisFirst Bancshares, Inc. may be obtained over the Internet at www.servisfirstbancshares.com or by calling (205) 949-0302.

Contact: ServisFirst Bank
Davis Mange (205) 949-3420
dmange@servisfirstbank.com

SELECTED FINANCIAL HIGHLIGHTS (Unaudited)
(In thousands except share and per share data)
	2nd Quarter 2021	1st Quarter 2021	4th Quarter 2020	3rd Quarter 2020	2nd Quarter 2020
CONSOLIDATED STATEMENT OF INCOME
Interest income	$102,719	$100,396	$101,065	$96,110	$95,080
Interest expense	8,051	8,031	8,984	11,028	11,846
Net interest income	94,668	92,365	92,081	85,082	83,234
Provision for credit losses	9,652	7,451	6,283	12,284	10,283
Net interest income after provision for credit losses	85,016	84,914	85,798	72,798	72,951
Non-interest income	9,598	8,463	8,237	8,172	7,033
Non-interest expense	31,309	28,914	28,202	26,573	28,816
Income before income tax	63,305	64,463	65,833	54,397	51,168
Provision for income tax	13,278	13,008	14,852	11,035	10,720
Net income	50,027	51,455	50,981	43,362	40,448
Preferred stock dividends	31	-	32	-	31
Net income available to common stockholders	$49,996	$51,455	$50,949	$43,362	$40,417
Earnings per share - basic	$0.92	$0.95	$0.94	$0.80	$0.75
Earnings per share - diluted	$0.92	$0.95	$0.94	$0.80	$0.75
Average diluted shares outstanding	54,460,230	54,381,991	54,273,944	54,232,965	54,194,506

CONSOLIDATED BALANCE SHEET DATA
Total assets	$13,207,319	$12,647,374	$11,932,654	$11,394,874	$11,012,195
Loans	8,649,694	8,504,980	8,465,688	8,508,544	8,315,375
Debt securities	1,013,783	962,129	886,938	913,299	856,378
Non-interest-bearing demand deposits	3,296,429	3,044,611	2,788,772	2,762,814	2,678,893
Total deposits	10,958,236	10,577,610	9,975,724	9,673,783	9,342,918
Borrowings	64,696	64,691	64,748	64,719	64,715
Stockholders' equity	$1,073,284	$1,030,485	$992,852	$949,589	$914,588

Shares outstanding	54,201,204	54,137,650	53,943,751	53,915,245	53,874,276
Book value per share	$19.80	$19.03	$18.41	$17.61	$16.98
Tangible book value per share (1)	$19.55	$18.78	$18.15	$17.35	$16.72

SELECTED FINANCIAL RATIOS (Annualized)
Net interest margin	3.06%	3.20%	3.27%	3.14%	3.32%
Return on average assets	1.56%	1.72%	1.74%	1.54%	1.55%
Return on average common stockholders' equity	18.98%	19.83%	20.78%	18.43%	18.40%
Efficiency ratio	30.03%	28.68%	28.11%	28.50%	31.92%
Non-interest expense to average earning assets	1.01%	1.00%	1.00%	0.98%	1.15%

CAPITAL RATIOS (2)
Common equity tier 1 capital to risk-weighted assets	10.60%	10.73%	10.50%	11.24%	11.26%
Tier 1 capital to risk-weighted assets	10.60%	10.73%	10.50%	11.25%	11.27%
Total capital to risk-weighted assets	12.36%	12.48%	12.20%	13.10%	13.27%
Tier 1 capital to average assets	8.10%	8.25%	8.23%	8.22%	8.46%
Tangible common equity to total tangible assets (1)	8.03%	8.05%	8.22%	8.22%	8.19%

(1) See "GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures" for a discussion of these Non-GAAP financial measures.
(2) Regulatory capital ratios for most recent period are preliminary.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollars in thousands)
	June 30, 2021	June 30, 2020	% Change
ASSETS
Cash and due from banks	$72,599	$102,282	(29)%
Interest-bearing balances due from depository institutions	3,100,677	1,444,293	115%
Federal funds sold	7,500	2,352	219%
Cash and cash equivalents	3,180,776	1,548,927	105%
Available for sale debt securities, at fair value	1,013,533	856,128	18%
Held to maturity debt securities (fair value of $250 at June 30, 2021 and 2020)	250	250	-
Mortgage loans held for sale	6,147	14,491	(58)%
Loans	8,649,694	8,315,375	4%
Less allowance for credit losses	(104,670)	(91,507)	14%
Loans, net	8,545,024	8,223,868	4%
Premises and equipment, net	67,738	55,588	22%
Goodwill and other identifiable intangible assets	13,773	14,043	(2)%
Other assets	380,078	298,900	27%
Total assets	$13,207,319	$11,012,195	20%
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits:
Non-interest-bearing	$3,296,429	$2,678,893	23%
Interest-bearing	7,661,807	6,664,025	15%
Total deposits	10,958,236	9,342,918	17%
Federal funds purchased	1,059,474	635,606	67%
Other borrowings	64,696	64,715	-%
Other liabilities	51,629	54,368	(5)%
Total liabilities	12,134,035	10,097,607	20%
Stockholders' equity:
Preferred stock, par value $0.001 per share; 1,000,000 authorized and undesignated at
June 30, 2021 and June 30, 2020	-	-
Common stock, par value $0.001 per share; 100,000,000 shares authorized; 54,201,204 shares issued and outstanding at June 30, 2021, and 53,874,276 shares issued and outstanding
at June 30, 2020	54	54	-%
Additional paid-in capital	225,127	222,437	1%
Retained earnings	828,048	672,984	23%
Accumulated other comprehensive income	19,555	18,611	5%
Total stockholders' equity attributable to ServisFirst Bancshares, Inc.	1,072,784	914,086	17%
Noncontrolling interest	500	502	-%
Total stockholders' equity	1,073,284	914,588	17%
Total liabilities and stockholders' equity	$13,207,319	$11,012,195	20%

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In thousands except per share data)
	Three Months Ended June, 30		Six Months Ended June, 30
	2021	2020	2021	2020
Interest income:
Interest and fees on loans	$95,451	$89,383	$189,254	$178,768
Taxable securities	6,315	5,092	12,122	10,246
Nontaxable securities	86	211	193	444
Federal funds sold	4	34	7	311
Other interest and dividends	863	360	1,539	2,078
Total interest income	102,719	95,080	203,115	191,847
Interest expense:
Deposits	6,836	10,756	13,717	27,501
Borrowed funds	1,215	1,090	2,365	3,472
Total interest expense	8,051	11,846	16,082	30,973
Net interest income	94,668	83,234	187,033	160,874
Provision for credit losses	9,652	10,283	17,103	23,867
Net interest income after provision for credit losses	85,016	72,951	169,930	137,007
Non-interest income:
Service charges on deposit accounts	1,907	1,823	3,815	3,739
Mortgage banking	2,699	2,107	5,446	3,178
Credit card income	1,912	1,398	3,104	3,163
Securities gains	620	-	620	-
Increase in cash surrender value life insurance	1,683	1,464	3,341	2,917
Other operating income	777	241	1,735	710
Total non-interest income	9,598	7,033	18,061	13,707
Non-interest expense:
Salaries and employee benefits	16,887	15,792	32,430	31,450
Equipment and occupancy expense	2,844	2,434	5,498	4,834
Third party processing and other services	3,946	3,622	7,362	7,079
Professional services	1,107	1,091	2,030	2,039
FDIC and other regulatory assessments	1,425	595	3,007	1,927
Other real estate owned expense	540	1,303	697	1,904
Other operating expense	4,560	3,979	9,199	7,503
Total non-interest expense	31,309	28,816	60,223	56,736
Income before income tax	63,305	51,168	127,768	93,978
Provision for income tax	13,278	10,720	26,286	18,752
Net income	50,027	40,448	101,482	75,226
Dividends on preferred stock	31	31	$31	$31
Net income available to common stockholders	$49,996	$40,417	$101,451	$75,195
Basic earnings per common share	$0.92	$0.75	$1.87	$1.40
Diluted earnings per common share	$0.92	$0.75	$1.86	$1.39

LOANS BY TYPE (UNAUDITED)
(In thousands)

	2nd Quarter 2021	1st Quarter 2021	4th Quarter 2020	3rd Quarter 2020	2nd Quarter 2020
Commercial, financial and agricultural	$3,105,243	$3,323,093	$3,295,900	$3,466,189	$3,498,627
Real estate - construction	782,305	666,592	593,614	530,919	544,586
Real estate - mortgage:
Owner-occupied commercial	1,726,888	1,698,695	1,693,428	1,725,222	1,634,495
1-4 family mortgage	707,546	685,840	711,692	671,841	665,883
Other mortgage	2,262,231	2,068,560	2,106,184	2,056,549	1,911,384
Subtotal: Real estate - mortgage	4,696,665	4,453,095	4,511,304	4,453,612	4,211,762
Consumer	65,481	62,200	64,870	57,834	60,400
Total loans	$8,649,694	$8,504,980	$8,465,688	$8,508,554	$8,315,375

SUMMARY OF CREDIT LOSS EXPERIENCE (UNAUDITED)
(Dollars in thousands)
	2nd Quarter 2021	1st Quarter 2021	4th Quarter 2020	3rd Quarter 2020	2nd Quarter 2020
Allowance for credit losses:
Beginning balance	$94,906	$87,942	$92,440	$91,507	$85,414
Impact of Adoption of ASC 326	-	-	(2,000)	-	-
Loans charged off:
Commercial financial and agricultural	150	477	8,792	11,146	1,358
Real estate - construction	-	-	202	-	376
Real estate - mortgage	59	12	-	200	2,520
Consumer	54	87	38	44	62
Total charge offs	263	576	9,032	11,390	4,316
Recoveries:
Commercial financial and agricultural	298	26	94	12	84
Real estate - construction	2	50	30	-	1
Real estate - mortgage	62	2	114	12	13
Consumer	13	11	13	15	28
Total recoveries	375	89	251	39	126
Net charge-offs	(112)	487	8,781	11,351	4,190
Provision for credit losses	9,652	7,451	6,283	12,284	10,283
Ending balance	$104,670	$94,906	$87,942	$92,440	$91,507

Allowance for credit losses to total loans	1.21%	1.12%	1.04%	-	-
Allowance for credit losses to total average
loans	1.21%	1.11%	1.04%	-	-
Allowance for loan losses to total loans	-	-	-	1.09%	1.10%
Allowance for loan losses to total average
loans	-	-	-	1.11%	1.10%
Net (recoveries) charge-offs to total average loans	(0.01)%	0.02%	0.41%	0.54%	0.20%
Provision for credit losses to total average
loans	0.45%	0.35%	0.30%	-	-
Provision for loan losses to total average
loans	-	-	-	0.58%	0.50%
Nonperforming assets:
Nonaccrual loans	$12,301	$13,088	$13,973	$21,675	$16,881
Loans 90+ days past due and accruing	4,888	4,804	4,981	4,898	5,133
Other real estate owned and
repossessed assets	2,039	2,067	6,497	6,976	6,537
Total	$19,228	$19,959	$25,451	$33,549	$28,551

Nonperforming loans to total loans	0.20%	0.21%	0.22%	0.31%	0.26%
Nonperforming assets to total assets	0.15%	0.16%	0.21%	0.29%	0.26%
Nonperforming assets to earning assets	0.15%	0.16%	0.22%	0.30%	0.26%
Allowance for credit losses to nonaccrual loans	850.91%	725.14%	629.37%	-	-
Allowance for loan losses to nonaccrual loans	-	-	-	426.48%	542.07%

Restructured accruing loans	$441	$794	$818	$1,800	$975

Restructured accruing loans to total loans	0.01%	0.01%	0.01%	0.02%	0.01%

TROUBLED DEBT RESTRUCTURINGS (TDRs) (UNAUDITED)
(In thousands)
	2nd Quarter 2021	1st Quarter 2021	4th Quarter 2020	3rd Quarter 2020	2nd Quarter 2020
Beginning balance:	$3,542	$1,433	$2,738	$1,568	$2,367
Additions	-	2,146	-	1,182	-
Net (paydowns) / advances	(624)	(37)	(619)	(12)	(12)
Charge-offs	-	-	(535)	-	(412)
Transfer to OREO	-	-	(151)	-	(375)
Ending balance	$2,918	$3,542	$1,433	$2,738	$1,568

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In thousands except per share data)
	2nd Quarter 2021	1st Quarter 2021	4th Quarter 2020	3rd Quarter 2020	2nd Quarter 2020
Interest income:
Interest and fees on loans	$95,451	$93,803	$94,332	$89,564	$89,383
Taxable securities	6,315	5,807	6,018	5,858	5,092
Nontaxable securities	86	107	129	166	211
Federal funds sold	4	3	5	16	34
Other interest and dividends	863	676	581	506	360
Total interest income	102,719	100,396	101,065	96,110	95,080
Interest expense:
Deposits	6,836	6,881	7,853	9,876	10,756
Borrowed funds	1,215	1,150	1,131	1,152	1,090
Total interest expense	8,051	8,031	8,984	11,028	11,846
Net interest income	94,668	92,365	92,081	85,082	83,234
Provision for credit losses	9,652	7,451	6,283	12,284	10,283
Net interest income after provision for credit losses	85,016	84,914	85,798	72,798	72,951
Non-interest income:
Service charges on deposit accounts	1,907	1,908	1,971	1,818	1,823
Mortgage banking	2,699	2,747	3,050	2,519	2,107
Credit card income	1,912	1,192	913	1,840	1,398
Securities gains	620	-	-	-	-
Increase in cash surrender value life insurance	1,683	1,658	1,660	1,733	1,464
Other operating income	777	958	643	262	241
Total non-interest income	9,598	8,463	8,237	8,172	7,033
Non-interest expense:
Salaries and employee benefits	16,887	15,543	14,970	14,994	15,792
Equipment and occupancy expense	2,844	2,654	2,680	2,556	2,434
Third party processing and other services	3,946	3,416	3,418	3,281	3,622
Professional services	1,107	923	1,248	955	1,091
FDIC and other regulatory assessments	1,425	1,582	1,366	1,061	595
Other real estate owned expense	540	157	140	119	1,303
Other operating expense	4,560	4,639	4,380	3,607	3,979
Total non-interest expense	31,309	28,914	28,202	26,573	28,816
Income before income tax	63,305	64,463	65,833	54,397	51,168
Provision for income tax	13,278	13,008	14,852	11,035	10,720
Net income	50,027	51,455	50,981	43,362	40,448
Dividends on preferred stock	31	-	32	-	31
Net income available to common stockholders	$49,996	$51,455	$50,949	$43,362	$40,417
Basic earnings per common share	$0.92	$0.95	$0.94	$0.80	$0.75
Diluted earnings per common share	$0.92	$0.95	$0.94	$0.80	$0.75

AVERAGE BALANCE SHEETS AND NET INTEREST ANALYSIS (UNAUDITED)
ON A FULLY TAXABLE-EQUIVALENT BASIS
(Dollars in thousands)

	2nd Quarter 2021		1st Quarter 2021		4th Quarter 2020		3rd Quarter 2020		2nd Quarter 2020
	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate
Assets:
Interest-earning assets:
Loans, net of unearned income (1)
Taxable	$8,618,139	4.43%	$8,484,914	4.47%	$8,435,237	4.43%	$8,335,087	4.26%	$8,301,775	4.31%
Tax-exempt (2)	26,854	4.05	27,592	4.17	29,393	4.16	30,068	4.14	31,929	4.12
Total loans, net of
unearned income	8,644,993	4.43	8,512,506	4.47	8,464,630	4.43	8,365,155	4.26	8,333,704	4.31
Mortgage loans held for sale	11,470	1.92	13,601	1.94	19,459	1.37	20,053	1.41	13,278	2.09
Debt securities:
Taxable	936,863	2.70	878,118	2.65	862,333	2.79	820,526	2.86	761,575	2.67
Tax-exempt (2)	16,872	2.47	21,084	2.43	25,542	2.52	31,880	2.51	38,201	2.62
Total securities (3)	953,735	2.69	899,202	2.64	887,875	2.78	852,406	2.84	799,776	2.67
Federal funds sold	8,224	0.20	11,935	0.10	16,306	0.12	41,884	0.15	83,274	0.16
Interest-bearing balances with banks	2,790,524	0.12	2,262,233	0.12	1,837,249	0.13	1,500,563	0.13	849,549	0.17
Total interest-earning assets	$12,408,946	3.32%	$11,699,477	3.48%	$11,225,519	3.58%	$10,780,061	3.55%	$10,079,581	3.80%
Non-interest-earning assets:
Cash and due from banks	85,478		71,166		91,258		75,065		76,212
Net premises and equipment	61,240		57,198		56,315		56,799		57,446
Allowance for credit losses, accrued
interest and other assets	320,729		320,407		308,746		281,196		248,702
Total assets	$12,876,393		$12,148,248		$11,681,838		$11,193,121		$10,461,941

Interest-bearing liabilities:
Interest-bearing deposits:
Checking	$1,350,098	0.19%	$1,294,614	0.19%	$1,197,908	0.23%	$1,077,595	0.31%	$992,848	0.35%
Savings	104,283	0.18	93,375	0.18	86,259	0.18	82,671	0.36	72,139	0.42
Money market	5,321,338	0.26	5,057,828	0.27	4,933,285	0.31	4,739,566	0.44	4,285,907	0.52
Time deposits	801,928	1.33	808,561	1.44	810,675	1.59	841,378	1.78	877,448	1.95
Total interest-bearing deposits	7,577,647	0.36	7,254,378	0.38	7,028,127	0.44	6,741,210	0.58	6,228,342	0.69
Federal funds purchased	970,708	0.22	849,772	0.22	752,765	0.22	682,971	0.22	572,990	0.22
Other borrowings	64,694	4.28	64,689	4.33	64,701	4.41	64,717	4.78	64,711	4.85
Total interest-bearing liabilities	$8,613,049	0.37%	$8,168,839	0.40%	$7,845,593	0.46%	$7,488,898	0.59%	$6,866,043	0.69%
Non-interest-bearing liabilities:
Non-interest-bearing
demand deposits	3,154,605		2,923,041		2,812,254		2,728,513		2,646,030
Other liabilities	52,027		39,442		48,642		39,537		69,061
Stockholders' equity	1,038,012		996,741		956,847		917,626		862,500
Accumulated other comprehensive
income	18,700		20,185		18,502		18,547		18,307
Total liabilities and
stockholders' equity	$12,876,393		$12,148,248		$11,681,838		$11,193,121		$10,461,941
Net interest spread		2.95%		3.08%		3.12%		2.96%		3.11%
Net interest margin		3.06%		3.20%		3.27%		3.14%		3.32%

(1)	Average loans include loans on which the accrual of interest has been discontinued.
(2)	Interest income and yields are presented on a fully taxable equivalent basis using a tax rate of 21%.
(3)	Unrealized losses on available-for-sale debt securities are excluded from the yield calculation.